As Filed With The Securities And Exchange Commission On November 29, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILMINGTON TRUST CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
51-0328154
(I.R.S. Employer Identification No.)
Wilmington Trust Corporation
Rodney Square North
1100 North Market Street 19890
(302) 651-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

(Name And Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service Of
Process)

Copies To:

Gerard A. Chamberlain, Esquire Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 (302) 651-1268	Richard F. Langan, Jr., Esquire Nixon Peabody LLP 437 Madison Avenue New York, New York 10022 (212) 940-3000	Roxane F. Reardon, Esquire Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York, 10017 (212) 455-2758
     Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of each class of securities to be registered	registered	per unit	offering price	fee
Debt Securities	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). Also see footnote (3) below.

(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time. Securities registered under this registration statement may be sold either separately or as units comprised of more than one type of security registered hereunder. The securities registered also include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities or that are issued in units.

(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the entire registration fee.

PROSPECTUS

WILMINGTON TRUST CORPORATION
DEBT SECURITIES

We may offer, issue, and sell the types of securities listed above from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. Any such prospectus supplement also may add to or update information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters, or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from those sales will be described in the prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “WL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2007, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as referenced on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 29, 2007.

In this prospectus, “we,” “us,” “our,” “Wilmington Trust,” and the “Company” refer to Wilmington Trust Corporation and its subsidiaries, unless specified otherwise.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add to, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement, and the additional information incorporated by reference into this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution, and any underwriting compensation and the other specific material terms related to the offering of the securities. The prospectus supplement also may contain information about material U.S. federal income tax considerations relating to the securities where applicable. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference into our registration statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed with the SEC, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the caption “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, or any documents incorporated by reference herein or therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date.

RISK FACTORS

You should consider carefully the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. These reports and other information can be read and copied upon payment of a duplication fee at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding companies that file with the SEC electronically, including us. These reports and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or through our website www.wilmingtontrust.com. Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referencing those filed documents. Any statement contained or incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any document filed subsequently that also is incorporated by reference herein, modifies or supersedes that earlier statement. Any statement so modified or superseded is not deemed to constitute a part of this prospectus, except as so modified or superseded.

The following documents have been filed by us (File No. 001-14659) with the SEC and are incorporated by reference into this prospectus (excluding any portions of those documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (which we filed with the SEC on March 1, 2007);

•	Parts I, II, and IV of our Annual Report to Shareholders for 2006, which we filed as Exhibit 13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (which we filed with the SEC on March 1, 2007);

•	Part III of our Definitive Proxy Statement on Schedule 14A (which we filed with the SEC on March 8, 2007);

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 (which we filed with the SEC on May 10, 2007), for the quarter ended June 30, 2007 (which we filed with the SEC on August 9, 2007), and for the quarter ended September 30, 2007 (which we filed with the SEC on November 9, 2007); and

•	Forms 8-K we filed with the SEC on February 20, 2007, May 7, 2007, June 1, 2007, July 25, 2007, and September 20, 2007.

All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information filed with the SEC previously.

We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office, located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (302) 651-1000, Attention: Gerard A. Chamberlain.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement, and any other documents included or incorporated by reference into this prospectus may contain statements that may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications that contain those statements from time to time. Forward-looking statements include statements regarding industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “continue,” and similar expressions or variations. These statements are based on our management’s knowledge and belief as of the date of this prospectus and include information concerning our possible or assumed future financial condition and our results of operations, business, and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, many beyond our ability to control or predict, could cause future results to differ, even materially, from those contemplated by these forward-looking statements. These factors include (1) changes in national or regional economic conditions, (2) changes in interest rates, (3) significant changes in banking laws or regulations, (4) increased competition in our markets, (5) higher-than-expected credit losses, (6) the effect of acquisitions and integration of acquired businesses, (7) unanticipated changes in regulatory, judicial, or legislative tax treatment of business transactions, and (8) economic uncertainty created by increasing unrest in other parts of the world. Weakness or a decline in capital or consumer spending could affect our performance adversely in a number of ways, including decreased demand for our products and services and increased credit losses. Likewise, changes in deposit levels or changes in deposit interest rates, among other things, could slow our growth or put pressure on current deposit levels. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the risks described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should consider those factors carefully before investing in our securities. Those forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended
	September 30,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges
Excluding interest on deposits	4.0	3.6	5.3	7.0	7.5	7.2
Including interest on deposits	1.8	1.7	2.4	3.2	3.2	2.6

These ratios include Wilmington Trust and its subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income less equity in earnings of unconsolidated affiliates plus fixed charges and distributed earnings of unconsolidated affiliates. Fixed charges include gross interest expense, amortization of deferred financing expenses, and an amount equivalent to interest included in rental charges.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities we may issue will constitute either senior securities (“Senior Securities”) or subordinated securities (“Subordinated Securities”). The Senior Securities will be issued under an indenture (the “Senior Indenture”) between us and the trustee under such indenture. The Subordinated Securities will be issued under an Indenture (the “Subordinated Indenture”) between us and the trustee under such indenture. The trustees under the Senior Indenture and the Subordinated Indenture are referred to herein, as applicable, as the “Trustee.” The Senior Indenture and the Subordinated Indenture are individually referred to herein as an “Indenture” and collectively referred to herein as the “Indentures.” The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are qualified in their entirety by reference to the applicable Indenture, a copy of which has been filed with the SEC. Whenever defined terms are used but not defined herein, those terms have the meanings ascribed to them in the applicable Indenture, which meanings are incorporated by reference herein.

The following description of the terms of the securities sets forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The particular terms of any securities and the extent, if any, to which those general provisions may apply to those securities will be described in the prospectus supplement relating to those securities.

Neither of the Indentures limits the aggregate principal amount of securities that may be issued thereunder, and each Indenture provides that securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Neither the Indentures nor the securities issued thereunder will limit or otherwise restrict the amount of other indebtedness we may incur or the other securities we or any of our subsidiaries may issue.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities offered hereby, to participate in the assets of any of our affiliates upon the latter’s liquidation or reorganization, will be subject to the prior claims of such affiliate’s creditors, except to the extent that we ourselves may be a creditor with recognized claims against such affiliate.

Reference is made to the applicable prospectus supplement for any series of securities for a description of the following terms:

•	the title of those securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of those securities;

•	the priority of payment of those securities;

•	the price or prices at which the securities will be issued (which may be expressed as a percentage of the aggregate principal amount thereof);

•	the date or dates on which the principal of the securities will be payable;

•	the rate or rates per annum at which those securities will bear interest (which may be fixed or variable), if any, or the method of determining the same;

•	the date or dates from which that interest, if any, on the securities will accrue, the date or dates on which that interest, if any, will be payable (“Interest Payment Dates”), the date or dates on which payment of that interest, if any, will commence, and the regular record dates for those Interest Payment Dates (“Regular Record Dates”);

•	the extent to which any of the securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	each office or agency at which the securities may be presented for registration of transfer or exchange;

•	the place or places at which the principal of, premium, if any, and interest, if any, on the securities will be payable;

•	the date or dates, if any, after which those securities may be redeemed or purchased in whole or in part, at our option, mandatorily redeemed pursuant to any sinking, purchase, or analogous fund, or purchased or redeemed at the option of the holder, and the redemption or repayment price or prices thereof;

•	the denomination or denominations in which those securities are authorized to be issued;

•	whether any of the securities will be issued as Original Issue Discount Securities (as defined below);

•	information with respect to book-entry procedures, if any, to the extent they differ from the book-entry procedures described herein;

•	any additional covenants or events of default not currently set forth in the applicable Indenture; and

•	any other terms of those securities not inconsistent with the provisions of the applicable Indenture.

Securities may be issued as original issue discount securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) (“Original Issue Discount Securities”), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of those securities. There may not be any periodic payments of interest on Original Issue Discount Securities. If the maturity of any Original Issue Discount Security is accelerated, the amount payable to the holder of that Original Issue Discount Security upon that acceleration will be determined in accordance with the prospectus supplement, the terms of that security, and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of that Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be set forth in the prospectus supplement relating thereto.

Registration and Transfer

Securities will be issued only as registered securities, without coupons. Securities (other than a global security (as defined below)) may be presented for transfer (with the form of transfer endorsed thereon duly executed) or exchanged for other securities of the same series at the office of the security registrar specified according to the terms of the applicable Indenture. That transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on securities will be made at our office(s) and/or at the office(s) of the paying agent or paying agents (the “Paying Agents”) we may designate from time to time. However, at our option, payment of any interest may be made (1) by check mailed to the address of the person entitled thereto as that address appears in the applicable security register or (2) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable security register. Unless indicated otherwise in an applicable prospectus supplement, payment of any installment of interest on securities will be made to the person in whose name that debt security is registered at the close of business on the Regular Record Date for that payment.

Consolidation, Merger, or Sale of Assets

Each Indenture provides that we may, without the consent of the holders of any of the securities outstanding under that Indenture, consolidate with, merge into, or transfer our assets substantially as an entirety to any person or entity, provided that (1) any such successor expressly assumes our obligations on the applicable securities and under that Indenture, (2) after giving effect thereto (and after the lapse of time, notice, or both), no Event of Default (as defined in the Senior Indenture) in the case of Senior Securities, or Default (as defined in the Subordinated Indenture) in the case of Subordinated Securities, shall have happened and be continuing, and (3) certain other conditions under that Indenture are met. Accordingly, any such consolidation, merger, or transfer of assets substantially as an entirety that meets the conditions described above would not create any Event of Default or Default that would entitle holders of the securities, or the Trustee on their behalf, to take any of the actions described below under the caption “Senior Securities — Events of Default, Waivers, etc.” or “Subordinated Securities — Events of Default, Waivers, etc.”

Leveraged and Other Transactions

The Indentures and the securities issued thereunder do not contain provisions that would afford holders of the securities protection in the event of a highly leveraged or other transaction involving us that could affect the holders of the securities adversely.

Modification of the Indenture; Waiver of Covenants

Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of each affected series, modifications and alterations of that Indenture may be made that affect the rights of the holders of those securities; provided, however, that no such modification or alteration may be made without the consent of the holder of each security so affected that would (1) change the maturity of the principal of, or of any installment of interest or premium on, any security issued pursuant to that Indenture, reduce the principal amount thereof or any premium thereon, change the method of calculating interest or the currency of payment of principal or interest (or premium, if any) on, reduce the minimum rate of interest on, impair the right to institute suit for the enforcement of any such payment on or with respect to, any such security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or (2) reduce the above-stated percentage in principal amount of outstanding securities required to modify or alter that Indenture.

SENIOR SECURITIES

The Senior Securities will be our direct, unsecured obligations and will rank pari passu with all of our outstanding unsecured senior indebtedness.

Events of Default, Waivers, Etc.

An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as:

•	default in the payment when due of principal of or premium, if any, on any outstanding Senior Securities of that series;

•	default in the payment when due of interest on any outstanding Senior Securities of that series and continuance of that default for 30 days;

•	default in the performance of any other covenant of ours in the Senior Indenture with respect to outstanding Senior Securities of that series and continuance of that default for 90 days after written notice;

•	certain events of bankruptcy, insolvency, or reorganization of us; and

•	any other event that may be specified in a prospectus supplement with respect to any series of Senior Securities.

If an Event of Default with respect to any series of outstanding Senior Securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Securities of that series may declare the principal amount (or if those Senior Securities are Original Issue Discount Securities, that portion of the principal amount that may be specified in the terms of that series) of all Senior Securities of that series to be due and payable immediately. If an Event of Default occurs and is continuing, the Trustee may, in its discretion, or at the written request of holders of not less than a majority in aggregate principal amount of the Senior Securities of any series, and upon reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with that request and subject to certain other conditions set forth in the Senior Indenture will, proceed to protect the rights of the holders of all Senior Securities of that series. The holders of a majority in aggregate principal amount of the Senior Securities of any series may waive an Event of Default resulting in acceleration of those Senior Securities, but only if all Events of Default with respect to Senior Securities of that series have been remedied and all payments due (other than those due as a result of acceleration) have been made.

The Senior Indenture also provides that, notwithstanding any other provision of the Senior Indenture, the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on those Senior Securities when due and that such right will not be impaired without the consent of that holder.

We are required to file with the Trustee annually a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

SUBORDINATED SECURITIES

The Subordinated Securities will be our direct, unsecured obligations and, unless otherwise specified in the prospectus supplement related to a particular series of Subordinated Securities offered thereby, will be subject to the subordination provisions described below.

Subordination

If any distribution of our assets upon any dissolution, winding up, liquidation, or reorganization (a “Liquidation Distribution”) occurs, the holders of any Senior Indebtedness will first be entitled to receive payment in full of the amounts due or to become due before the holders of the Subordinated Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Securities. If, upon any such payment or distribution of assets there remain, after giving effect to those subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property, or securities available for payment or distribution in respect of Subordinated Securities (“Excess Proceeds”) and if, at that time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of those General Obligations, then those Excess Proceeds will first be applied to pay or provide for the payment in full of those General Obligations before any payment or distribution is made in respect of the Subordinated Securities.

In addition, no payment may be made of the principal of, premium, if any, or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Securities, at any time when (1) there is a default in the payment of the principal of, premium, if any, interest on, or otherwise in respect of any Senior Indebtedness or (2) any Event of Default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of that payment on the Subordinated Securities or any redemption, retirement, purchase, or other acquisition of any of the Subordinated Securities permitting the holders of that Senior Indebtedness to accelerate the maturity thereof. Except as described above, our obligation to make payment of the principal of, premium, if any, or interest on the Subordinated Securities will not be affected.

Subject to payment in full of all Senior Indebtedness, the holders of Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of our cash, property, or securities applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the holders of Subordinated Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property, or securities of us applicable to those creditors in respect of General Obligations.

“Senior Indebtedness” is defined in the Subordinated Indenture as the principal of, premium, if any, and interest on (1) all of our indebtedness for money borrowed, other than the Subordinated Securities, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed, or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities; or to rank pari passu with the Subordinated Securities and (2) any deferrals, renewals, or extensions of any such Senior Indebtedness. The term “indebtedness for money borrowed” used in the preceding sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. There is no limitation on the issuance of Senior Indebtedness of the Company.

Unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Securities offered thereby, “General Obligations” means all of our obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, other than (1) obligations on account of Senior Indebtedness, (2) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Securities, and (3) obligations which by their terms are expressly stated not to be superior in right of payment to the Subordinated Securities or to rank pari passu with the Subordinated Securities; provided, however, that, notwithstanding the foregoing, if any rule, guideline, or interpretation promulgated or issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) (or other competent regulatory agency or authority) as in effect from time to time establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term “General Obligations” also will include such additional obligations to creditors in effect from time to time pursuant to those rules, guidelines, or interpretations. For purposes of the definition of “General Obligations,” the term “claim” has the meaning assigned thereto in Section 101(5) of the Bankruptcy Code of 1978, as amended to the date of the Subordinated Indenture.

Limited Right of Acceleration

Unless otherwise specified in the prospectus supplement relating to any series of Subordinated Securities, payment of principal of the Subordinated Securities may be accelerated only in the case of our bankruptcy, insolvency, or reorganization. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities or the performance of any other covenant in the Subordinated Indenture.

Events of Default, Defaults, Waivers, Etc.

An Event of Default with respect to our Subordinated Securities of any series is defined in the Subordinated Indenture as certain events involving our bankruptcy, insolvency, or reorganization and any other Event of Default provided with respect to Subordinated Securities of that series.

A Default with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as:

•	an Event of Default with respect to that series;

•	default in the payment when due of the principal of or premium, if any, on any Subordinated Security of that series;

•	default in the payment when due of interest upon any Subordinated Security of that series and the continuance of that default for 30 days;

•	default in the performance of any other covenant or agreement of the Company in the Subordinated Indenture with respect to Subordinated Securities of that series and continuance of that default for 90 days after written notice; or

•	any other Default provided with respect to Subordinated Securities of that series.

If an Event of Default with respect to any series of outstanding Subordinated Securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Securities of that series may declare the principal amount (or, if those Subordinated Securities are Original Issue Discount Securities, that portion of the principal amount that may be specified in the terms of that series) of all Subordinated Securities of that series to be due and payable immediately.

If a Default occurs and is continuing, the Trustee may, in its discretion, or at the written request of holders of not less than a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture, and upon reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with that request and subject to certain other conditions set forth in the Subordinated Indenture will, proceed to protect and enforce the rights of the holders of all of the Subordinated Securities of that series. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture may waive an Event of Default resulting in acceleration of those Subordinated

Securities, but only if all Defaults have been remedied and all payments due have been made (other than those due as a result of acceleration).

The Subordinated Indenture also provides that, notwithstanding any other provision of the Subordinated Indenture, the holder of any Subordinated Security of any series has the right to institute suit to enforce any payment of principal of, premium, if any, or interest on the Subordinated Security of the respective Stated Maturities (as defined in the Subordinated Indenture) expressed in that Subordinated Security, and that such right will not be impaired without the consent of that holder.

We are required to file with the Trustee annually a written statement of officers as to the existence or non-existence of defaults under the Subordinated Indenture or the Subordinated Securities.

BOOK-ENTRY ISSUANCE

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company (“DTC”) will act as depositary (the “global securities”).

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of Wilmington Trust, the Trustee, or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee, or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising, or reviewing any of the records of DTC, any nominee, or any DTC participant relating to those beneficial interests.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Exchange Act and any other applicable regulation, and we do not appoint a successor depositary within 90 days of such notice or the Company becoming aware of such ineligibility; or

•	we determine in our discretion that the global security will be exchangeable for certificated securities in registered form.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, of like tenor, and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at our office and/or at the office(s) of the Paying Agents we may designate from time to time. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the Indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable Indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the Indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement of securities transactions among DTC participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to DTC’s system is also available to others, such as U.S. and non-U.S. securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NYSE or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

As one of the means of direct issuance of securities, we may utilize the service of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market. The securities sold pursuant to this prospectus may or may not be listed on a national securities exchange or foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Gerard A. Chamberlain, Esquire, Vice President and Counsel of Wilmington Trust. Mr. Chamberlain is an employee of Wilmington Trust Company and owns stock and options to purchase a total of 23,508 shares of stock of Wilmington Trust Corporation. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Wilmington Trust Corporation as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment,” effective January 1, 2006, and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” effective December 31, 2006.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated costs and expenses, payable by us in connection with the distribution of the securities being registered.

SEC Registration Fees	#
Rating Agency Fees	425,000
Printing and engraving fees	30,000
Accountant fees and expenses	175,000
Legal fees and expenses	200,000
Trustee’s fees and expenses	8,000
Miscellaneous expenses	20,000

Total	$858,000

#	Deferred in reliance on Rule 456(b) and 457(r).
ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our Restated Certificate of Incorporation provides that a director will not be liable to Wilmington Trust or its stockholders for monetary damages for breach of fiduciary duty as a director, unless that limitation on liability is not permitted under Delaware’s General Corporation Law. Our Bylaws provide that we will indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our director, or is or was serving at our written request as a director, officer, employee, or agent of another entity, against liability that person suffers and expenses that person incurs. Our Bylaws provide that we may indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our officer or employee against liability that person suffers and expenses that person bears. We must indemnify a person in connection with a proceeding that person initiates only if our Board of Directors authorized that proceeding, In addition, we have directors’ and officers’ liability insurance policies which, under certain circumstances, insure directors and officers against the cost of defense, settlement, or payment of judgment.
Section 145 of Delaware’s General Corporation Law provides that a corporation may indemnify its officers, directors, employees, and agents (or persons who served, at the corporation’s request, as officers, directors, employees, or agents of another corporation) against expenses they incur in defending any action as a result of being a director, officer, employee, or agent if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation’s best interests. In the case of any criminal action or proceeding, the individual must have had no reason to believe his or her conduct was unlawful.
ITEM 16.   EXHIBITS
The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference herein.
ITEM 17.   UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the applicable registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the applicable registrant of expenses incurred or paid by a director, officer or controlling person of the applicable registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (‘Act’) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on October 19, 2007.

WILMINGTON TRUST CORPORATION
Dated: October 19, 2007	By:	/s/ Ted T. Cecala
Ted T. Cecala
Director, Chairman of the Board, and Chief Executive Officer

* * * * *
POWER OF ATTORNEY
Each of the undersigned directors and officers of the Registrant hereby severally constitute and appoint Gerard A. Chamberlain and Rosemary S. Goodier, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
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Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ted T. Cecala Ted T. Cecala	Director, Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)	October 19, 2007

/s/ Robert V.A. Harra, Jr. Robert V.A. Harra Jr.	Director, President, and Chief Operating Officer	October 19, 2007

/s/ David R. Gibson David R. Gibson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 19, 2007

/s/ Kevyn N. Rakowski Kevyn N. Rakowski	Senior Vice President and Controller (Principal Accounting Officer)	October 19, 2007

Signature	Title	Date

Carolyn S. Burger Carolyn S. Burger	Director	October 19, 2007

/s/ Thomas L. duPont Thomas L. duPont	Director	October 19, 2007

/s/ R. Keith Elliott R. Keith Elliott	Director	October 19, 2007

/s/ Donald E. Foley Donald E. Foley	Director	October 19, 2007

/s/ Gailen Krug Gailen Krug	Director	October 19, 2007

/s/ Rex L. Mears Rex L. Mears	Director	October 19, 2007

/s/ Stacey J. Mobley Stacey J. Mobley	Director	October 19, 2007

/s/ Michele M. Rollins Michele M. Rollins	Director	October 19, 2007

/s/ David P. Roselle David P. Roselle	Director	October 19, 2007

/s/ Oliver R. Sockwell Oliver R. Sockwell	Director	October 19, 2007

/s/ Robert W. Tunnell Jr. Robert W. Tunnell Jr.	Director	October 19, 2007

/s/ Susan D. Whiting Susan D. Whiting	Director	October 19, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement for Debt Securities to be filed as an Exhibit to a Current Report on Form 8-K or other report to be filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein

4.1	Amended and Restated Rights Agreement dated as of December 16, 2004 between Wilmington Trust Corporation and Wells Fargo Bank, N.A. (Commission File Number 1-14659)[1]

4.2	Indenture relating to Subordinated Debt Securities dated as of May 4, 1998 between Wilmington Trust Corporation and Wells Fargo Bank, National Association (as successor by merger to Norwest Bank Minnesota, National Association)[2]

4.3	Form of Indenture relating to Senior Debt Securities[3]

4.4	Form of Subordinated Debt Security, to be filed as an Exhibit to a Current Report on Form 8-K or other report to be filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein

4.5	Form of Senior Debt Security, to be filed as an Exhibit to a Current Report on Form 8-K or other report to be filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein

5.1	Opinion of Gerard A. Chamberlain, Vice President and Counsel of the Corporation [2]

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges [2]

23.1	Consent of KPMG LLP [2]

24.1	Power of Attorney (included on signature pages to this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1 for Wells Fargo Bank, National Association, as Trustee under the Indenture for Subordinated Debt Securities [2]

[1]	Incorporated by reference to Exhibit 1 to the Form 8-A/A of Wilmington Trust Corporation filed on December 22, 2004.

[2]	Filed herewith.

[3]	Incorporated by reference to Exhibit 4.1 to the Form S-3 of Wilmington Trust Corporation filed on March 31, 1998.